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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street, Ste 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2570

Secure Netwerks, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2012, Start Scientific, Inc. (the “Company”) accepted the subscription of an investor for $300,000 in exchange for 1,200,000 shares of restricted common stock.

On February 29, 2012, in exchange for $100,000, the Company issued 200,000 shares of restricted common stock and a promissory note in the original principal amount of $100,000 (“Note”) to an investor. The Note matures on August 27, 2012 and carries a fixed interest payment at maturity of $25,000.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Company issued a Note and an aggregate of 1,200,000 shares of restricted common stock to two investors. Each of the investors is an “accredited investor” as such term is defined under Rule 501 of Regulation D. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that these transactions were exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: March 12, 2012	By:	/s/ Chene Gardner
Chene Gardner Chief Executive Officer